EXHIBIT 5

                       OPINION OF THELEN REID & PRIEST LLP



                                                              New York, New York
                                                              June 15, 2000


    Equidyne Corporation
    238 Littleton Road
    Westford, MA  01886

                  Re:    Registration Statement on Form S-8
                         ----------------------------------

    Gentlemen:

         We have acted as counsel to Equidyne Corporation., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act") of (i) 600,000 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), issuable upon the exercise of options (the "Nelson Options") granted under an Employment Agreement, dated December 1, 1999 between the Company and Joseph R. Nelson (the "Nelson Employment Agreement"), (ii) 100,000 shares of Common Stock issued to Thomas A. Slamecka (the "Slamecka Shares") pursuant to the terms of the Amended Employment Agreement between the Company and Thomas A. Slamecka, dated January 1, 1998 (the "Slamecka Employment Agreement"), (iii) 50,000 shares of Common Stock issued to Michael T. Pieniazek (the "Pieniazek Shares") pursuant to the terms of the Employment Agreement between the Company and Michael T. Pieniazek, dated January 1, 1998 (the "Pieniazek Employment Agreement") and (iv) 289,549 shares of the Company's Common Stock issued or issuable upon exercise of options (the "Other Employee Options") granted under certain Stock Option Agreements (the "Stock Option Agreements").

         For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof; (iii) the Nelson Employment Agreement; (iv) the Slamecka Employment Agreement, (v) the Pieniazek Employment Agreement, (vi) the Stock Option Agreements, and (vii) the resolutions adopted by the Board of Directors of the Company relating to the foregoing and (viii) such other documents, certificates or other records as we have deemed necessary or appropriate. With respect to any documents or other corporate records we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

    (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.


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    (2)      The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Nelson Options will be duly authorized, validly issued, fully paid and non-assessable when the Nelson Options shall have been properly exercised, and the exercise price shall have been paid for the Shares in accordance with the terms of the Nelson Employment Agreement.

    (3) The shares of Common Stock included in the Registration Statement that were issued to Thomas A. Slamecka pursuant to the grant of an award under the Slamecka Employment Agreement were duly authorized, validly issued, fully paid and non-assessable when the Slamecka Shares were issued in accordance with the terms of the Slamecka Employment Agreement.

    (4) The shares of Common Stock included in the Registration Statement that were issued to Michael T. Pieniazek pursuant to the grant of an award under the Pieniazek Employment Agreement were duly authorized, validly issued, fully paid and non-assessable when the Pieniazek Shares were issued in accordance with the terms of the Pieniazek Employment Agreement.

    (5) The shares of Common Stock included in the Registration Statement to be issued or that were issued upon the exercise of the Other Employee Options were when exercised, and will be duly authorized, validly issued, fully paid and non-assessable when the Other Employee Options were or are properly exercised, and the exercise price was paid and shall have been paid for the Shares in accordance with the terms of the Stock Option Agreements.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to, any laws other than the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion with the Commission as
    Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/Thelen Reid & Priest LLP

                                                     THELEN REID & PRIEST LLP